Exhibit 99.4
TARGANTA THERAPEUTICS CORPORATION AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Ernst & Young LLP, Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2008 and 2007	F-3

Consolidated Statements of Operations for the years ended December 31, 2008, 2007 and 2006 and the cumulative period from May 20, 1997 (date of inception) through December 31, 2008	F- 4

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the years ended December 31, 2008, 2007 and 2006 and the period from May 20, 1997 (date of inception) through December 31, 2008
F- 5

Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006 and the cumulative period from May 20, 1997 (date of inception) through December 31, 2008	F- 9

Notes to Consolidated Financial Statements	F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Sole Stockholder of
Targanta Therapeutics Corporation (a subsidiary of The Medicines Company)
     We have audited the accompanying consolidated balance sheets of Targanta Therapeutics Corporation (a development-stage company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2008, and the period from May 20, 1997 (date of inception) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Targanta Therapeutics Corporation at December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, and the period from May 20, 1997 (date of inception) to December 31, 2008, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
Boston, Massachusetts
May 11, 2009

Targanta Therapeutics Corporation
(A development-stage company)
Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$27,150	$32,955
Short-term investments	—	56,798
Restricted cash	409	506
Investment tax credits recoverable	231	757
Prepaid expenses and other current assets	943	1,630

Total current assets	28,733	92,646
Property and equipment, net	1,467	1,350
Deferred financing costs	—	103
Deposits	69	50

Total assets	$30,269	$94,149

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,543	$718
Accrued expenses	6,155	5,873
Income tax payable	566	2,731
Current portion of deferred rent	40	24
Current portion of long-term debt	14,287	5,480

Total current liabilities	22,591	14,826
Deferred rent	50	100
Other long-term liabilities	—	63
Long-term debt	—	14,287
Commitments (Note 7)
Stockholders’ equity:
Preferred Stock, par value $0.0001; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.0001; 35,000,000 shares authorized, 20,991,316 and 20,969,257 shares issued and outstanding at December 31, 2008 and 2007, respectively	2	2
Additional paid-in capital	192,910	190,137
Accumulated other comprehensive income	1,519	1,665
Deficit accumulated during the development stage	(186,803)	(126,931)

Total stockholders’ equity	7,628	64,873

Total liabilities and stockholders’ equity	$30,269	$94,149

The accompanying notes are an integral part of these consolidated financial statements.

Targanta Therapeutics Corporation
(A development-stage company)
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

				For the Period
				from May 20,
				1997 (date of
				inception)
	Year Ended	Year Ended	Year Ended	through
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2008
Operating expenses
Research and development (1)	$40,813	$34,648	$11,456	$106,208
Acquired in-process research and development	—	17,152	—	29,000
General and administrative (1)	18,585	9,835	3,352	39,549

Total operating expenses	59,398	61,635	14,808	174,757

Other income (expense)
Interest income	1,681	2,542	280	5,138
Interest expense	(2,328)	(2,890)	(14,968)	(21,443)
Foreign exchange loss	(24)	(1,735)	(214)	(1,958)
(Loss) gain on disposal of property and equipment	(40)	—	—	7

Other income (expense), net	(711)	(2,083)	(14,902)	(18,256)

Loss before income tax benefit (expense)	(60,109)	(63,718)	(29,710)	(193,013)
Income tax benefit (expense)	237	371	(431)	6,210

Net loss	$(59,872)	$(63,347)	$(30,141)	$(186,803)

Net loss per share—basic and diluted	$(2.85)	$(13.12)	$(1,266.55)

Weighted average number of common shares used in net loss per share—basic and diluted	20,975,795	4,845,266	25,282

(1) Amounts include stock-based compensation expense, as follows:

Research and development	$1,159	$1,132	$194	$3,051
General and administrative	$1,525	$1,105	$154	$3,311
The accompanying notes are an integral part of these consolidated financial statements.

Targanta Therapeutics Corporation
(A development-stage company)
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
(in thousands, except share amounts)

	Series B
	redeemable		Series A		Series B		Series C
	convertible		convertible		convertible		convertible				Additional		Other	Stockholders’
	preferred stock		preferred stock		preferred stock		preferred stock		Common stock		paid-in	Accumulated	comprehensive	equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	income (loss)	(deficit)

Net loss	—	$—	—	$—	—	$—	—	$—	—	$—	$—	$(196)	$—	$(196)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	(30)	(30)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(226)

Issuance of common stock to founders	—	—	—	—	—	—	—	—	6,958	—	—	—	—	—
Issuance of Series A convertible preferred stock, net of issuance costs of $39	—	—	15,643	1,542	—	—	—	—	—	—	—	—	—	1,542

Balance at May 31, 1998	—	—	15,643	1,542	—	—	—	—	6,958	—	—	(196)	(30)	1,316
Net loss	—	—	—	—	—	—	—	—	—	—	—	(409)	—	(409)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	(27)	(27)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(436)

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	8	—	—	8

Balance at May 31, 1999	—	—	15,643	1,542	—	—	—	—	6,958	—	8	(605)	(57)	888
Net loss	—	—	—	—	—	—	—	—	—	—	—	(818)	—	(818)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	(40)	(40)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(858)

Issuance of common stock, net of issuance costs of $83	—	—	—	—	—	—	—	—	16,664	2,630	—	—	—	2,630
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	14	—	—	14

Balance at May 31, 2000	—	—	15,643	1,542	—	—	—	—	23,622	2,630	22	(1,423)	(97)	2,674
Net loss	—	—	—	—	—	—	—	—	—	—	—	(916)	—	(916)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	(65)	(65)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(981)

Issuance of common stock	—	—	—	—	—	—	—	—	6	1	—	—	—	1
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	37	—	—	37

Balance at May 31, 2001	—	—	15,643	1,542	—	—	—	—	23,628	2,631	59	(2,339)	(162)	1,731
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,410)	—	(1,410)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	189	189

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,221)

Exercise of stock options	—	—	—	—	—	—	—	—	2	—	—	—	—	—
Issuance of Series B redeemable convertible preferred stock, net of issuance costs of $121	34,186	4,906	—	—	—	—	—	—	—	—	—	—	—	—

Targanta Therapeutics Corporation
(A development-stage company)
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) — (continued)
(in thousands, except share amounts)

	Series B
	redeemable		Series A		Series B		Series C
	convertible		convertible		convertible		convertible				Additional		Other	Stockholders’
	preferred stock		preferred stock		preferred stock		preferred stock		Common stock		paid-in	Accumulated	comprehensive	equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	income (loss)	(deficit)

Accretion of dividends on Series B redeemable convertible preferred stock	—	157	—	—	—	—	—	—	—	—	(157)	—	—	(157)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	54	—	—	54

Balance at May 31, 2002	34,186	5,063	15,643	1,542	—	—	—	—	23,630	2,631	(44)	(3,749)	27	407
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,995)	—	(2,995)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	857	857

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,138)

Exercise of stock options	—	—	—	—	—	—	—	—	1,615	11	—	—	—	11
Issuance of Series B redeemable convertible preferred stock, net of issuance costs of $16	34,186	5,265	—	—	—	—	—	—	—	—	—	—	—	—
Accretion of dividends on Series B redeemable convertible preferred stock	—	625	—	—	—	—	—	—	—	—	(625)	—	—	(625)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	120	—	—	120

Balance at May 31, 2003	68,372	10,953	15,643	1,542	—	—	—	—	25,245	2,642	(549)	(6,744)	884	(2,225)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(5,844)	—	(5,844)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	131	131

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,713)

Exercise of stock options	—	—	—	—	—	—	—	—	16	1	—	—	—	1
Accretion of dividends on Series B redeemable convertible preferred stock	—	1,111	—	—	—	—	—	—	—	—	(1,111)	—	—	(1,111)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	315	—	—	315

Balance at May 31, 2004	68,372	12,064	15,643	1,542	—	—	—	—	25,261	2,643	(1,345)	(12,588)	1,015	(8,733)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(5,265)	—	(5,265)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	264	264

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,001)

Exercise of stock options	—	—	—	—	—	—	—	—	21	1	—	—	—	1
Accretion of dividends on Series B redeemable convertible preferred stock	—	908	—	—	—	—	—	—	—	—	(908)	—	—	(908)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	347	—	—	347

Balance at May 31, 2005	68,372	12,972	15,643	1,542	—	—	—	—	25,282	2,644	(1,906)	(17,853)	1,279	(14,294)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(15,590)	—	(15,590)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	(167)	(167)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(15,757)

Targanta Therapeutics Corporation
(A development-stage company)
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) — (continued)
(in thousands, except share amounts)

	Series B
	redeemable		Series A		Series B		Series C
	convertible		convertible		convertible		convertible				Additional		Other	Stockholders’
	preferred stock		preferred stock		preferred stock		preferred stock		Common stock		paid-in	Accumulated	comprehensive	equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	income (loss)	(deficit)

Issuance of warrants in connection with convertible notes and beneficial conversion features	—	—	—	—	—	—	—	—	—	—	11,519	—	—	11,519
Exercise of warrant to purchase Series B redeemable convertible preferred stock	46,797	68	—	—	—	—	—	—	—	—	—	—	—	—
Par value adjustment related to reorganization	—	—	—	—	—	—	—	—	—	(2,644)	2,644	—	—	—
Stock issuance costs related to reorganization	—	(368)	—	(84)	—	—	—	—	—	—	(109)	—	—	(193)
Accretion of dividends on Series B redeemable convertible preferred stock	—	422	—	—	—	—	—	—	—	—	(422)	—	—	(422)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	199	—	—	199

Balance at December 31, 2005	115,169	13,094	15,643	1,458	—	—	—	—	25,282	—	11,925	(33,443)	1,112	(18,948)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(30,141)	—	(30,141)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	407	407

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(29,734)

Accretion of dividends on Series B redeemable convertible preferred stock	—	1,880	—	—	—	—	—	—	—	—	(1,880)	—	—	(1,880)
Beneficial conversion feature in connection with convertible debentures	—	—	—	—	—	—	—	—	—	—	8,724	—	—	8,724
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	348	—	—	348

Balance at December 31, 2006	115,169	14,974	15,643	1,458	—	—	—	—	25,282	—	19,117	(63,584)	1,519	(41,490)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(63,347)	—	(63,347)
Unrealized gain on marketable securities	—	—	—	—	—	—	—	—	—	—	—	—	146	146

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(63,201)

Issuance of Series C convertible preferred stock and warrants for the purchase of Series C-1, C-2 and C-3 convertible preferred stock and common stock and beneficial conversion features, net of issuance costs of $324	—	—	—	—	—	—	10,493,757	104,877	—	—	2,958	—	—	107,835
Reversal of unamortized beneficial conversion features in connection with conversion of convertible debentures	—	—	—	—	—	—	—	—	—	—	(7,026)	—	—	(7,026)
Accretion of dividends on Series B redeemable convertible preferred stock	—	225	—	—	—	—	—	—	—	—	(225)	—	—	(225)
Issuance of Series B redeemable convertible preferred stock as stock dividend	28,691	—	—	—	—	—	—	—	—	—	—	—	—	—

Targanta Therapeutics Corporation
(A development-stage company)
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) — (continued)
(in thousands, except share amounts)

	Series B
	redeemable		Series A		Series B		Series C
	convertible		convertible		convertible		convertible				Additional		Other	Stockholders’
	preferred stock		preferred stock		preferred stock		preferred stock		Common stock		paid-in	Accumulated	comprehensive	equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	income (loss)	(deficit)

Reclassification of Series B redeemable convertible preferred stock to Series B convertible preferred stock	(143,860)	(15,199)	—	—	143,860	15,199	—	—	—	—	—	—	—	15,199
Issuance of warrants in connection with the GE Term Note	—	—	—	—	—	—	—	—	—	—	253	—	—	253
Reclassification of warrants to purchase common stock	—	—	—	—	—	—	—	—	—	—	143	—	—	143
Conversion of convertible preferred stock into common stock upon initial public offering	—	—	(15,643)	(1,458)	(143,860)	(15,199)	(10,493,757)	(104,877)	15,193,975	2	121,532	—	—	—
Issuance of common stock upon initial public offering, net of offering costs of $6,352	—	—	—	—	—	—	—	—	5,750,000	—	51,148	—	—	51,148
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	2,237	—	—	2,237

Balance at December 31, 2007	—	—	—	—	—	—	—	—	20,969,257	2	190,137	(126,931)	1,665	64,873
Net loss	—	—	—	—	—	—	—	—	—	—	—	(59,872)	—	(59,872)
Unrealized loss on marketable securities	—	—	—	—	—	—	—	—	—	—	—	—	(146)	(146)

Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(60,018)

Issuance of common stock upon stock option exercise	—	—	—	—	—	—	—	—	22,059	—	89	—	—	89
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	2,684	—	—	2,684

Balance at December 31, 2008	—	$—	—	$—	—	$—	—	$—	20,991,316	$2	$192,910	$(186,803)	$1,519	$7,628

The accompanying notes are an integral part of these consolidated financial statements.

Targanta Therapeutics Corporation
(A development-stage company)
Consolidated Statements of Cash Flows
(in thousands)

				For the Period
				from May 20,
				1997 (date of
				inception)
	Year Ended	Year Ended	Year Ended	through
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2008
Cash flows from operating activities:
Net loss	$(59,872)	$(63,347)	$(30,141)	$(186,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	724	564	474	3,629
Stock-based compensation expense	2,684	2,237	348	6,362
Loss (gain) on disposal of property and equipment	40	—	—	(7)
Amortization of deferred financing costs	33	347	326	712
Deferred rent	(24)	42	3	56
Acquired in-process research and development	—	15,152	—	26,000
Non-cash interest expense	312	1,660	14,640	17,639
Unrealized foreign exchange loss	1	1,920	277	1,659
Changes in operating assets and liabilities:
Investment tax credits recoverable	419	488	1,336	264
Prepaid expenses and other current assets	727	(1,232)	(170)	(802)
Deposits	(22)	—	(33)	(69)
Accounts payable	834	(595)	883	1,828
Accrued expenses	94	4,424	(1,780)	3,422
Income tax payable	(2,051)	2,337	—	286
Reimbursement from landlord	—	30	—	30
Deferred income tax	—	(2,212)	815	(222)

Net cash used in operating activities	(56,101)	(38,185)	(13,022)	(126,016)

Cash flows from investing activities:
Purchases of property and equipment	(890)	(1,030)	(182)	(3,700)
Proceeds from sale of property and equipment	—	—	—	105
Increase in restricted cash	—	—	—	(282)
Proceeds from sales and maturities of short-term investments	70,529	12,962	441	89,818
Purchases of short-term investments	(13,876)	(69,615)	(441)	(89,154)

Net cash provided by (used in) investing activities	55,763	(57,683)	(182)	(3,213)

Cash flows from financing activities:
Proceeds from bank loan	—	—	—	327
Payments on bank loan	—	—	—	(337)
Proceeds from issuance of note payable	—	—	—	6,470
Payments on note payable	—	(9,964)	—	(10,044)
Principal payments under capital leases	—	—	(83)	(1,273)
Proceeds from issuance of convertible notes	—	—	—	11,763
Payments on convertible notes	—	(2,177)	—	(2,177)
Proceeds from issuance of convertible debentures	—	—	14,028	14,028
Proceeds from issuance of long-term debt	—	20,000	—	20,000

Targanta Therapeutics Corporation
(A development-stage company)
Consolidated Statements of Cash Flows — (continued)
(in thousands)

				For the Period
				from May 20,
				1997 (date of
				inception)
	Year Ended	Year Ended	Year Ended	through
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2008
Payments on long-term debt	(5,556)	—	—	(5,556)
Proceeds from issuance of preferred stock and warrants, net of issuance costs	—	57,825	—	69,154
Proceeds from issuance of common stock, net of issuance costs	89	51,148	—	53,772
Deferred financing costs	—	(113)	(420)	(812)

Net cash (used in) provided by financing activities	(5,467)	116,719	13,525	155,315

Net (decrease) increase in cash and cash equivalents	(5,805)	20,851	321	26,086
Effect of foreign currency on cash and cash equivalents	—	—	2	1,064

Cash and cash equivalents, beginning of period	32,955	12,104	11,781	—

Cash and cash equivalents, end of period	$27,150	$32,955	$12,104	$27,150

Supplemental disclosure of cash flow information
Cash paid for interest	$1,836	$868	$2	$2,885
Cash paid for taxes	$2,042	$—	$—	$2,042
Supplemental disclosure of non-cash financing activities
Discount to note payable for warrant valuation	$—	$(274)	$—	$406
Issuance of InterMune convertible note	$—	$15,152	$—	$24,000
Reduction of InterMune convertible note	$—	$(3,000)	$—	$(3,000)
Discount to convertible notes for warrant valuation and beneficial conversion features	$—	$196	$—	$11,715
Discount to convertible debentures for beneficial conversion features	$—	$—	$8,724	$8,724
Conversion of convertible debt into preferred stock	$—	$(46,642)	$—	$(46,642)
Reversal of beneficial conversion features in connection with conversion of convertible debentures	$—	$(7,026)	$—	$(7,026)
Discount to long-term debt for warrant valuation	$—	$253	$—	$253
Accretion of redeemable convertible preferred stock to redemption value	$—	$225	$1,880	$5,327
Conversion of preferred stock into common stock	$—	$121,534	$—	$121,534
The accompanying notes are an integral part of these consolidated financial statements.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements
(in thousands, except share and per share amounts)
1. Nature of business
     Targanta Therapeutics Corporation (“Parent”), a Delaware corporation, was incorporated on December 6, 2005 to become the parent entity of Targanta Therapeutics Inc. (“Targanta Québec”) (previously PhageTech Inc.) and Targanta Therapeutics (Ontario) Inc. (“Targanta Ontario”) as part of a reorganization that was effective December 23, 2005. Targanta Québec, a Canadian company, was incorporated on May 20, 1997 and Targanta Ontario, a Canadian company, was incorporated on December 22, 2005. Targanta Therapeutics Corporation together with its subsidiaries (the “Company”) is a biopharmaceutical company focused on developing and commercializing antibacterial drugs to treat serious infections in the hospital setting. The Company’s pipeline includes an array of antibacterial agents in various stages of development. Oritavancin, the Company’s lead product candidate, is a once-daily, semi-synthetic lipoglycopeptide antibiotic with rapid bactericidal activity against all studied clinically relevant serious gram-positive pathogens, including multi-resistant strains. The Company has commenced its planned principal operations; however, the Company has not generated any revenue from its operations. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company’s activities are carried out at its facilities in Cambridge, Massachusetts; Indianapolis, Indiana; and Montreal, Québec, Canada.
     The Company is subject to a number of risks similar to other biopharmaceutical companies in the development stage, including but not limited to the successful development of its product candidates, raising additional capital, development by its competitors of new technological innovations, dependence on key personnel, compliance with government regulations, market acceptance of the Company’s products, and protection of proprietary technology. If it does not successfully commercialize any of its product candidates, it will be unable to generate product revenue or achieve profitability. As of December 31, 2008, the Company has financed its cash requirements primarily through issuances of equity and debt securities, loan facilities, investment tax credits, capital leases and interest income. As of December 31, 2008, the Company had a deficit accumulated during the development stage of $186,803. The Company expects to continue to incur operating losses over the next several years and it may never be profitable.
     On October 9, 2007, the Securities and Exchange Commission (“SEC”) declared effective the Company’s Registration Statement on Form S-1, as amended, for the Company’s initial public offering of 5.75 million shares of its common stock (Registration No. 333-142842). The shares of common stock sold by the Company in this initial public offering were sold at a price of $10.00 per share. The net offering proceeds to the Company were approximately $51,148 after deducting underwriting discounts and commissions and offering expenses of approximately $2,327.
     On February 25, 2009, The Medicines Company, a Delaware corporation, completed its acquisition of all of the outstanding shares of common stock of the Company, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 12, 2009, among The Medicines Company, the Company and Boxford Subsidiary Corporation, a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of The Medicines Company (see Note 19). The Medicines Company’s acquisition of the capital stock of the Company was structured as a two-step transaction, with a tender offer made through the Purchaser for all of the outstanding shares of the Company common stock followed by a merger of the Purchaser with and into the Company, with the Company becoming the surviving corporation and a wholly owned subsidiary of The Medicines Company.
Principles of Consolidation
     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Use of Estimates
     The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from such estimates. Changes in estimates are recorded in the period in which they become known. The Company utilizes certain estimates to record expenses relating to research and development contracts entered into with third-party service providers. These estimates, which are primarily related to the length of service of each contract, are determined by the Company based on input from internal project management as well as from third-party service providers. The Company believes the estimates used are appropriate to serve as a basis for recording the expenses and related accrued liabilities, if applicable, based on available evidence at December 31, 2008 and 2007.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
Cash and Cash Equivalents
     The Company considers all short-term, highly liquid investments with original maturities of three months or less at acquisition date to be cash equivalents. At December 31, 2007, the Company had invested its excess cash in money market accounts, overnight investment accounts, certificates of deposit and commercial paper. At December 31, 2008, the Company had invested its excess cash in money market accounts, overnight investment accounts, and certificates of deposit.
Short-term Investments
     The Company accounts for its investments in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS No. 115”). In accordance with SFAS No. 115, the Company has classified all of its investments as available-for-sale at December 31, 2007. The investments are reported at fair value, with any unrealized gains or losses reported as a separate component of stockholders’ equity (deficit) as accumulated other comprehensive income. The Company did not have any short-term investments at December 31, 2008.
     Short-term investments included the following at December 31, 2007:

	Amortized	Unrealized	Unrealized
	cost	gains	losses	Fair value
December 31, 2007—

Commercial paper	$34,080	$121	$—	$34,201

Corporate obligations	4,861	—	(6)	4,855

Asset backed securities	17,725	18	(1)	17,742

	$56,666	$139	$(7)	$56,798

     All short-term investments have contractual maturities of less than one year.
     The aggregate fair value of investments with unrealized losses was approximately $6,824 at December 31, 2007. The Company reviews its investments for other-than-temporary impairment whenever the fair value of an investment is less than amortized cost and evidence indicates that an investment’s carrying amount is not recoverable within a reasonable period of time. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary.
     The cost of securities sold is determined based on the specific identification method for purposes of recording realized gains and losses. Gross realized gains and losses on the sales of investments have not been material to the Company’s consolidated results of operations.
Restricted Cash
   The Company maintains restricted cash in the form of a guaranteed investment certificate of approximately $409 (CAN$500) collateralizing an available credit facility of approximately $409 (CAN$500), comprised of a credit line of approximately $229 (CAN$280) and letters of guarantee maturing in March 2009 amounting to approximately $180 (CAN$220).
Fair Value of Financial Instruments
   Cash, cash equivalents, short-term investments, restricted cash, investment tax credits recoverable, accounts payable, accrued expenses and the current portion of long-term debt are carried at amounts that approximate fair value at December 31, 2008 and 2007 due to their short-term maturities.
   Long-term debt approximates fair value at December 31, 2008 and 2007, as it bears interest at a rate approximating a market interest rate.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
   On January 1, 2008, the Company adopted the provisions of SFAS No. 157, Fair Value Measurements (“SFAS No. 157”) for its financial assets and other items that are recognized or disclosed at fair value on a recurring basis. This statement, among other things, defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position 157-2 (“FSP 157-2”), which delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until fiscal years beginning after November 15, 2008 and interim periods within those years. The partial adoption of SFAS No. 157 for financial assets and liabilities recognized at fair value on a recurring basis, in accordance with FSP 157-2, did not have a material effect on the Company’s consolidated financial statements.
   SFAS No. 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumption, SFAS No. 157 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
•	Level 1 — Observable inputs such as quoted prices in active markets. Assets utilizing Level 1 inputs include money market funds, U.S. government securities and bank deposits;

•	Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, such as quoted market prices, interest rates and yield curves. At December 31, 2008, the Company does not have any assets or liabilities valued with Level 2 inputs; and

•	Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions. At December 31, 2008, the Company does not have any assets or liabilities valued with Level 3 inputs
   In accordance with the disclosure provisions of SFAS No. 157, the Company has classified assets measured at fair value on a recurring basis as follows:

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
	December 31,	Identical Assets	Inputs	Inputs
Description	2008	(Level 1)	(Level 2)	(Level 3)
Cash equivalents	$11,637	$11,637	$—	$—
     At December 31, 2008 cash equivalents consists of funds invested in money market funds and a certificate of deposit.
Concentration of credit risk
     The Company maintains its cash and cash equivalents with high quality financial institutions, and accordingly, is subject to minimal credit risk. The Company performs periodic evaluations of the relative credit quality of investments and the Company’s policy is designed to limit exposure to any one institution or type of investment. The primary objective of the Company’s investment strategy is the preservation of the principal invested. Investment tax credits recoverable were due from the Canadian federal and Québec provincial governments. The Company does not maintain foreign exchange contracts or other off-balance sheet financial instruments.
Property and Equipment
     Property and equipment, including leasehold improvements, are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related lease.
     Repair and maintenance expenditures are charged to expense as incurred. Expenditures for major renewals and betterments, which significantly extend the useful lives of existing equipment, are capitalized and depreciated. When equipment is retired or

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
otherwise disposed of, the cost of such equipment and the related accumulated depreciation are removed from the accounts. Any resulting gain or loss is included in the determination of net loss.
Impairment of Long-lived Assets
     The Company evaluates the recoverability of its long-lived assets when circumstances indicate that an event of impairment may have occurred in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). SFAS No. 144 further refines the requirements of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, which requires that companies (1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows, and (2) measure an impairment loss as the difference between the carrying amount and fair value of the asset. The Company has concluded that at December 31, 2007, none of its long-lived assets were impaired. At December 31, 2008, the Company has concluded that none of its long-lived assets were impaired except for certain computer equipment associated with employees terminated as a result of the restructuring discussed in Note 5. This computer equipment was reduced to its fair value of zero with the impairment loss of $24 charged to depreciation.
Research and Development Costs
     The Company charges research and development costs to operations as incurred in accordance with SFAS No. 2, Accounting for Research and Development Costs and EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities. Research and development costs are comprised of costs incurred in performing research and development activities, including salaries, benefits, facilities, research-related overhead, contracted services, license fees, and other external costs. Acquired in-process research and development having no alternative future use is written off at the time of acquisition. In addition, as pre-established research and development milestones under the various agreements discussed in Note 3 are achieved, they are charged to acquired in-process research and development expense. Acquired in-process research and development expense for the year ended December 31, 2007 includes a $2,000 cash payment and the fair value of the shares of Series C-2 Convertible Preferred Stock, Series C-3 Convertible Preferred Stock and warrants for the purchase of shares of Series C-1 Convertible Preferred Stock issued to InterMune, Inc. (“InterMune”) in connection with the Company’s achievement of certain milestones.
Net Loss per Share
     The Company calculates net loss per share in accordance with SFAS No. 128, Earnings Per Share. Basic and diluted net loss per common share was determined by dividing net loss by the weighted average number of common shares outstanding during the period. The Company’s potentially dilutive shares, which include convertible debt, convertible preferred stock, outstanding common stock options and warrants exercisable for common and preferred stock, have not been included in the computation of diluted net loss per share for all periods as the result would be anti-dilutive.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
As reported:

Net loss	$(59,872)	$(63,347)	$(30,141)

Accretion of Series B Redeemable Convertible Preferred Stock dividends	—	(225)	(1,880)

Net loss applicable to common stockholders	(59,872)	(63,572)	(32,021)

Weighted-average number of common shares used in net loss per share—basic and diluted	20,975,795	4,845,266	25,282

Net loss per share applicable to common stockholders—basic and diluted	$(2.85)	$(13.12)	$(1,266.55)

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     The following potentially dilutive securities have been excluded from the computation of diluted weighted average shares outstanding during the years ended December 31, 2008, 2007 and 2006.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
Convertible preferred stock	—	—	156,387
Convertible debt	—	—	178,675
Warrants outstanding	744,609	850,287	6,837
Options outstanding	3,390,538	2,538,155	57,500
Comprehensive Income (Loss)
     The Company has applied the provisions of SFAS No. 130, Reporting Comprehensive Income, which requires that all components of comprehensive income (loss) be reported in the period in which they are recognized. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Other than the Company’s net loss, the other elements of comprehensive income (loss) impacting the Company are cumulative foreign currency translation adjustments through December 31, 2006 and unrealized gains and losses on marketable securities. Comprehensive income (loss) is reflected in the consolidated statements of redeemable convertible preferred stock and stockholders’ equity (deficit).
Stock-based Compensation
     The Company adopted SFAS No. 123 (revised 2004), Share Based Payment (“SFAS No. 123(R)”), effective January 1, 2006. SFAS No. 123(R) requires the recognition of the fair value of stock-based compensation in the Company’s consolidated statements of operations. The Company applied the modified prospective transition method for adopting SFAS No. 123(R). Under this method, the provisions of SFAS No. 123(R) apply to all awards granted or modified after the date of adoption and results for prior periods have not been restated. As a result of the adoption of SFAS No. 123(R), the change in the Company’s net loss for the year ended December 31, 2006 was not material. Additionally, under the provisions of SFAS No. 123(R), the Company is required to include an estimate of the value of the awards that will be forfeited in calculating compensation costs, which compensation costs are recognized over the requisite service period of the awards on a straight-line basis. Prior to the adoption of the fair value recognition provisions of SFAS No. 123(R), share-based payment expense was adjusted for actual forfeitures as they occurred. The cumulative effect of the change in accounting for forfeitures was not material to the consolidated financial statements.
     From inception through January 1, 2006, the Company accounted for employee stock-based compensation arrangements in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), which required that stock-based compensation cost be measured at the grant date based on the fair value of the award and be recognized as expense over the vesting period. The fair value of options to purchase common stock granted to employees (determined using the Black-Scholes option-pricing model) was expensed over the vesting period of the related stock-based award. Options issued by the Company are exercisable over a ten-year period from the date of grant or such lesser period of time as the board of directors may approve. Options issued by the Company vest over a period of three to five years or such lesser period of time as the board of directors may approve.
     Equity instruments issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123(R) and EITF Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services, and are periodically revalued as the equity instruments vest and are recognized as expense over the related service period.
Foreign Currency Translation
     For the cumulative period ended December 31, 2006, the financial statements of Targanta Québec were measured using the local currency as the functional currency, with results of operations and cash flows translated at average exchange rates during the period, and assets and liabilities translated at end of period exchange rates. For Targanta Québec, translation adjustments were excluded from the determination of net loss and were accumulated in a separate component of accumulated other comprehensive income (loss) in stockholders’ equity (deficit). Effective January 1, 2007, the financial statements of Targanta Québec were measured using the United States dollar as the functional currency. As a result of this change in functional currency, beginning with January 1, 2007, translation adjustments resulting from the financial statements of Targanta Québec are included in the determination of net loss.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
Translation adjustments resulting from the financial statements of Targanta Ontario, which uses the United States dollar as the functional currency, are included in the determination of net loss from December 22, 2005, the date of formation of that entity.
Canadian Part VI.I Tax
     The Company has accrued the potential Canadian Part VI.I tax related to the cumulative dividend on its Series B Redeemable Convertible Preferred Stock. The Company applied the provisions of EITF Issue No. 95-9, Accounting for Tax Effects of Dividends in France in Accordance with FASB Statement No. 109, in accounting for the Canadian Part VI.I tax, which states that unless specific criteria are met, taxes on distributions should be treated as an income tax expense. The Part VI.I tax liability of approximately $2,731 was presented as a current tax liability in the December 31, 2007 consolidated balance sheet. In February 2008, the Company paid approximately $2,026 of the Part VI.I tax liability to the Canadian tax authority. The Canadian government voted to approve, but has not given final approval to, a reduction in the Part VI.I tax rate. The February 2008 payment was made at the reduced tax rate. The remaining Part VI.I tax liability of approximately $551 is presented as a current tax liability in the December 31, 2008 consolidated balance sheet and will be reversed if and when the Canadian government finally approves the Part VI.I tax rate reduction.
Investment Tax Credits and Government Assistance
     Canadian federal and Québec and Ontario provincial investment tax credits are accounted for as a reduction of the income tax expense in the period in which the credits are earned and when there is reasonable assurance of their recovery.
     Government assistance in connection with research and development activities is recognized as a reduction of research and development expense in the period that the related expenditure is incurred.
Income Taxes
     The Company uses the liability method to account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, and in accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which became effective January 1, 2007. Deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the Company’s consolidated financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. A valuation allowance is provided to reduce the deferred tax assets to the amount that will more likely than not be realized.
     The Company adopted the provisions of FIN 48 on January 1, 2007. FIN 48 clarifies the recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2008, the Company had no items that were considered to be uncertain tax items or accrued interest or penalties related to uncertain tax positions.
     The tax years 2005 through 2008 remain open to examination by the major taxing jurisdictions to which the Company is subject.
Guarantees
     As permitted under Delaware law, the Company indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make is unlimited; however, the Company has directors’ and officers’ insurance coverage that should limit its exposure and enable it to recover a portion of any future amounts paid.
     The Company is a party to a number of agreements entered into in the ordinary course of business that contain typical provisions that obligate the Company to indemnify the other parties to such agreements upon the occurrence of certain events. Such indemnification obligations are usually in effect from the date of execution of the applicable agreement for a period equal to the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain.
     The Company leases office space under several non-cancelable operating leases. The Company has a standard indemnification arrangement under the leases that requires it to indemnify its landlords against all costs, expenses, fines, suits, claims, demands, liabilities, and actions directly resulting from any breach, violation or nonperformance of any covenant or condition of the Company’s leases.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     As of December 31, 2008 and 2007, the Company had not experienced any material losses related to these indemnification obligations and no material claims with respect thereto were outstanding. The Company does not expect significant claims related to these indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible. As a result, the Company has not established any related reserves.
Segment and Geographic Information
     SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS No. 131”), established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also established standards for disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one operating segment and the Company operates in only two geographic segments, the United States and Canada.
     The Company’s long-lived assets included the following:

	December 31,	December 31,
	2008	2007
Property and equipment, net

Domestic	$985	$850
Canada	482	500

	$1,467	$1,350

Reclassifications
     Certain reclassifications were made to prior year balances to conform to the current year’s presentation.
3. Strategic Agreements
     The Company has entered into research, development, technology transfer and commercialization arrangements with pharmaceutical and biotechnology companies relating to different therapeutic products. These agreements may require the Company to pay various combinations of license fees, additional payments contingent upon the Company’s achievement of research and regulatory milestones and royalties if the Company is successful in developing and commercializing products.
InterMune, Inc.
     On December 23, 2005, the Company entered into an Asset Purchase Agreement with InterMune whereby the Company purchased the worldwide patent rights to the oritavancin compound and related assets from InterMune. The terms of the Asset Purchase Agreement included an initial payment of $1,000 at closing, a second $1,000 payment to InterMune in December 2006, a contingent milestone payment of $2,000 when the Company received U.S. Food and Drug Administration (“FDA”) authorization to conduct clinical studies and an additional contingent milestone payment of $5,000 upon receiving approval from the FDA necessary for the sale of oritavancin in the United States. The terms of the Asset Purchase Agreement also included a payment of $1,000 at closing to Eli Lilly and Company (“Lilly”). InterMune also received a seat on the Company’s board of directors for a period of time. The Company paid to InterMune the $1,000 payments in each of December 2005 and December 2006 and paid the $2,000 milestone payment in January 2007 upon receiving FDA authorization to conduct clinical studies. In January 2006 the Company paid to Lilly the $1,000 due in December 2005. The initial payments to InterMune and Lilly were recorded as acquired in-process research and development expense in the consolidated financial statements for the seven-month period ended December 31, 2005. The milestone payment made to InterMune in January 2007 was recorded as an acquired in-process research and development expense in the consolidated financial statements for the year ended December 31, 2007. The Company also issued an interest-free convertible promissory note to InterMune with an initial value of $13,000 that, assuming certain clinical milestones were achieved, could be valued at up to $25,000 in principal, which note was initially secured by the oritavancin assets (see Note 8). The Company recorded the present value of this convertible promissory note of approximately $8,848 at December 31, 2005 as an acquired in-process research and development expense. In February 2007, upon the January 2007 closing of the Company’s Series C Convertible

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
Preferred Stock financing, which was a third-party financing by the Company resulting in gross proceeds to the Company of at least $10,000, the note automatically converted into 956,794 shares of Series C Convertible Preferred Stock.
Eli Lilly and Company
     In connection with the December 23, 2005 closing of the Asset Purchase Agreement, InterMune assigned to the Company its rights to oritavancin under a License Agreement originally executed by InterMune and Lilly. Under this License Agreement, Lilly exclusively licenses to the Company the worldwide rights to develop and commercialize oritavancin in exchange for future milestone and royalty payments.
     The Company will make a $10,000 milestone payment to Lilly upon receiving FDA (or equivalent foreign regulatory agency) approval for the first indication other than cSSSI and catheter related bloodstream infections and a second $10,000 milestone payment to Lilly upon receiving FDA (or equivalent foreign regulatory agency) approval for a second indication other than cSSSI and catheter related bloodstream infections. The Company will also make a $15,000 milestone payment to Lilly in the first year that the Company exceeds certain revenue amounts defined in the License Agreement. The Company has not made any milestone or royalty payments under the License Agreement through December 31, 2008.
     The Company’s rights to the licensed products under the License Agreement could revert to Lilly if the Company commits a material breach of the agreement. The License Agreement will, in general, expire for each country in which a licensed product is sold ten years from the date of first commercial sale in such country, or if there is a valid and enforceable claim that would preclude the sale or other disposition of licensed product in such country, the period of time from the effective date of the License Agreement until the expiration in such country of the last valid and enforceable claim. Following expiration of the License Agreement in any country, the Company will retain in such country a fully paid-up, perpetual, irrevocable, exclusive, sublicenseable license to the patents, know-how, and other intellectual property rights licensed under the License Agreement.
ElizaNor Biopharmaceuticals, Inc.
     On November 8, 2005, the Company entered into a license agreement (the “ElizaNor License Agreement”) with ElizaNor Biopharmaceuticals, Inc. (“ElizaNor”) under which the Company, in exchange for future fees and royalty payments, received a worldwide non-exclusive license to develop and commercialize licensed products based on patents and technology related to therapeutic derivatives of diphosphonates. On June 30, 2006, the Company and ElizaNor amended the ElizaNor License Agreement to update certain payment terms. The Company paid ElizaNor a technology access fee of $110 in December 2005 that was charged to research and development expense in that period and will pay a license fee of $1,150 consisting of $300 in time based payments and $850 in contingent payments. The Company made a license fee payment of $55 in 2006 and $245 in January 2007, both of which were accrued for and charged to research and development expense in the seven-month period ended December 31, 2005. The following milestone payments will also be due under the ElizaNor License Agreement (as amended): (i) $100 when the Company files its first investigational new drug application with the FDA for a licensed product, (ii) $250 at the time of a successful phase 2 meeting with the FDA relating to the first licensed product, and (iii) $500 payment when the Company receives FDA approval for the first licensed product.
     The Company’s rights to the licensed products under the ElizaNor License Agreement could revert to ElizaNor if the Company commits a material breach of the agreement. The ElizaNor License Agreement will automatically terminate, on a country-by-country basis, upon the expiry of the last to expire patents in the relevant country.
McGill University
     Pursuant to a license agreement with McGill University, the Company has agreed to pay a royalty of 2% of its net revenues stemming from products derived from its phage technology through 2012.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
4. Property and Equipment
     Property and equipment consists of the following:

	Estimated	December 31,
	useful life	2008	2007
Computer equipment	3 years	$1,291	$778
Machinery and equipment	3 to 5 years	2,875	2,671
Furniture and fixtures	5 years	350	334
Leasehold improvements	2 to 10 years	710	696

		5,226	4,479
Less: Accumulated depreciation		(3,759)	(3,129)

		$1,467	$1,350

     Depreciation and amortization expense, which includes amortization of assets recorded under capital leases, was $724, $564, $474, and $3,605 for the years ended December 31, 2008, 2007 and 2006, and for the period from May 20, 1997 (date of inception) to December 31, 2008, respectively.
5. Accrued Expenses and Restructuring Reserve
     Accrued expenses consist of the following:

	December 31,
	2008	2007
Payroll and benefits	$456	$1,382
Restructuring reserve	1,919	—
Professional fees	763	545
Clinical expenses	244	3,202
Manufacturing and process development expenses	1,028	301
Other expenses	1,745	443

	$6,155	$5,873

Restructuring Reserve
     On December 16, 2008, the board of directors of the Company approved and adopted a strategic restructuring plan, and corresponding reduction in workforce, aimed at preserving capital, while maintaining key personnel needed to support the regulatory approval process for oritavancin in the European Union, clarify the regulatory pathway for oritavancin with the FDA and develop the protocol for an additional Phase 3 study of oritavancin for the treatment of cSSSI. The restructuring plan includes (i) a delay in the initiation of new preclinical and clinical development activities associated with oritavancin and (ii) a reduction of the Company’s workforce by 53 positions worldwide. The Company is taking this action following its receipt of a Complete Response Letter from the FDA regarding the registrant’s New Drug Application (“NDA”) for oritavancin.
     The Company recorded a restructuring charge of approximately $1,919 in December 2008 in connection with the restructuring plan, almost all of which are costs related to severance pay and continuation of benefits. No employees were required to provide any service beyond 60 days from December 16, 2008. Approximately $1,201 of the charge was recorded as research and development expense and approximately $718 was recorded as general and administrative expense in the consolidated statements of operations. The restructuring reserve is included in the accrued expenses caption in the consolidated balance sheet at December 31, 2008.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     The following table displays the restructuring activity and liability balances:

	Balance at					Balance at
	December 17,			Asset		December 31,
	2008	Charges	Payments	Impairment	Other	2008

Termination benefits	$—	$1,919	$—	$—	$—	$1,919

     The Company recorded an additional restructuring charge of approximately $515 prior to the completion of the acquisition of the Company by The Medicines Company on February 25, 2009. The Company paid the majority of the restructuring liabilities in the first quarter of 2009.
6. Patent Costs
     The Company incurred and charged to operations legal and other fees related to patents of $923, $821, $681, and $3,564 for the years ended December 31, 2008, 2007 and 2006, and for the period from May 20, 1997 (date of inception) to December 31, 2008, respectively. These costs were charged to general and administrative expense.
7. Commitments
Lease obligations
     The Company leases its laboratory and office space under operating lease agreements with various terms and renewal options with lease expirations ranging from 2009 through 2012. In addition to minimum lease commitments, these lease agreements require the Company to pay its pro rata share of property taxes and building operating expenses.
Future minimum lease payments under noncancelable operating leases as of December 31, 2008 are approximately as follows:

Year Ending December 31,
2009	$767
2010	357
2011	189
2012	63
Thereafter	—

$1,376

     Total rent expense, which includes rent for buildings and equipment, was $1,134, $1,128, $870, and $4,856 for the years ended December 31, 2008, 2007 and 2006 and for the period from May 20, 1997 (date of inception) to December 31, 2008, respectively.
     In May 2007, the Company entered into a non-cancelable operating lease for approximately twelve thousand square feet of office space in Indianapolis, Indiana, which lease commenced on June 1, 2007 and expires on August 31, 2010. The lease agreement provided for free rent for the first three months of the lease term and also has escalating rent payments over the life of the lease. Upon commencement of the lease, the Company is recording a deferred rent liability related to the free rent and escalating rent payments. The Company records the rent expense for this lease on a straight-line basis. Additionally, in May 2007, the landlord paid $30 for tenant improvements on behalf of the Company. The Company has recorded the tenant improvements as a lease incentive obligation and is amortizing this amount as a reduction of rent expense over the lease term.
     In May 2007, the Company amended the lease for its Cambridge, Massachusetts facility to expand the rentable square feet by approximately fifteen-hundred square feet and extend the term through October 2009, with two one-year renewal options. The amended lease has escalating rent payments over the lease term. The Company records the rent expense for this lease on a straight-line basis, accordingly.
     In December 2007 the Company amended one of its leases for its Montreal locations to extend the term through January 2009. In March 2008, the Company amended a second of its leases for its Montreal locations to extend the term through March 2010. This

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
lease will be renewed automatically for an additional period of one year unless the Company provides the landlord written notice to terminate the lease at least six months before the expiration of the lease term.
8. Debt
First Tranche Convertible Notes
     On October 24, 2005, the Company completed the first tranche of a two tranche convertible note financing by issuing convertible promissory notes with an initial principal amount of approximately $1,463 (CAN$1,748) (the “First Tranche Convertible Notes”). At December 31, 2006, the First Tranche Convertible Notes, plus accrued interest, were convertible into 8,225 shares of Series B Redeemable Convertible Preferred Stock.
     In conjunction with the sale of the First Tranche Convertible Notes, the Company issued to the purchasers of the First Tranche Convertible Notes warrants exercisable for a total of 5,600 shares of Series B Redeemable Convertible Preferred Stock at an exercise price of $1.29 per share. These warrants were exercised on December 23, 2005, resulting in gross proceeds to the Company of approximately $7.
Second Tranche Convertible Notes
     On December 23, 2005, the Company sold the second tranche of convertible notes for gross proceeds of $10,300 (such notes, the “Second Tranche Convertible Notes” and, together with the First Tranche Convertible Notes, the “Convertible Notes”). At December 31, 2006, the Second Tranche Convertible notes, plus accrued interest, were convertible into 55,849 shares of Series B Redeemable Convertible Preferred Stock.
     In conjunction with the sale of the Second Tranche Convertible Notes, the Company issued to the purchasers of the Second Tranche Convertible Notes warrants exercisable for a total of 41,197 shares of Series B Redeemable Convertible Preferred Stock at an exercise price of $1.50 per share. These warrants were exercised on December 23, 2005, resulting in gross proceeds to the Company of approximately $62.
     The Convertible Notes bore interest at 8% per annum and were due on or after October 24, 2006 upon written demand by holders of 60% of the total outstanding Convertible Notes. The Convertible Notes could not be repaid until such time that the IQ Loan Facility (as defined in Note 9 below) has been repaid in full. The Convertible Notes remained outstanding at December 31, 2006.
     The Convertible Notes provided that they were automatically convertible into equity securities to be issued by the Company during the next round of third-party financing in which the Company received gross proceeds of at least $10,000, the terms of which would be determined at such time the financing occurred. Holders of the First Tranche Convertible Notes were entitled to convert their notes at a 50% discount to the per share price paid in the third-party financing. Holders of the Second Tranche Convertible Notes were entitled to convert their notes at the per share price paid in the third-party financing. At the option of the holders, the Convertible Notes were convertible into shares of Series B Redeemable Convertible Preferred Stock at any time prior to redemption or mandatory conversion at the original Series B Redeemable Convertible Preferred Stock issue price.
     Upon the closing of the Company’s Series C financing, the Convertible Notes, plus accrued interest, automatically converted into 1,388,008 shares of Series C-1 Convertible Preferred Stock on January 31, 2007 (see Note 12). Holders of the First Tranche Convertible Notes converted their notes at a 50% discount to the Series C price of $10.45157 per share and holders of the Second Tranche Convertible Notes converted their notes at the Series C price of $10.45157 per share.
     The Company accounted for the Convertible Notes in accordance with the provisions of Accounting Principles Board Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants (“APB No. 14”), EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”) and EITF Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF 00-27”).
     Under the provisions of APB No. 14, the Company allocated the proceeds received from the issuance of the Convertible Notes between the debt and the warrants to purchase Series B Redeemable Convertible Preferred Stock based on their relative fair values at the time of issuance. The fair value of the warrants was determined using the Black-Scholes option pricing model with a volatility factor of 35.9%, a risk free interest rate of 4.3%, no dividend yield and a contractual life of three years. The fair value of the Convertible Notes was determined using a discounted cash flow model with a 35% discount rate. Based on the relative fair values of the warrants and the First Tranche Convertible Notes, approximately $777 of the proceeds from the First Tranche Convertible Notes were allocated to the debt and approximately $723 of proceeds were allocated to the warrants. Based on the relative fair values of the warrants and the Second Tranche Convertible Notes, approximately $5,258 of the proceeds from the Second Tranche Convertible

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
Notes were allocated to the debt and approximately $5,042 of proceeds were allocated to the warrants. The discount on the Convertible Notes was amortized to interest expense in the consolidated statements of operations through January 31, 2007, when the Convertible Notes were converted into shares of Series C-1 Convertible Preferred Stock.
     In accordance with the guidance included in EITF 98-5 and EITF 00-27, the Company recorded approximately $721 of the proceeds allocated to the First Tranche Convertible Notes and approximately $5,034 of the proceeds allocated to the Second Tranche Convertible Notes as a beneficial conversion feature with a corresponding credit recorded as additional paid-in capital. The respective beneficial conversion feature was being amortized as additional debt discount over the term of the respective Convertible Notes and recorded as interest expense in the consolidated statements of operations. The unamortized portion of the beneficial conversion feature was reversed through additional paid-in capital upon the conversion of the Convertible Notes in January 2007.
     Approximately $0 and $11,032 of interest expense for the years ended December 31, 2007 and 2006, respectively, was attributable to the amortization of the debt discount on the Convertible Notes.
InterMune Convertible Note
     On December 23, 2005, the Company issued a Senior Secured Convertible Acquisition Note (the “InterMune Convertible Note”) to InterMune as part of the purchase of the worldwide patent rights to the oritavancin compound and related assets. The InterMune Convertible Note was in the original principal amount of $13,000 (subject to certain adjustments described below), only bore interest in certain limited circumstances (for example, upon a payment default), was due on December 23, 2010 and was secured by the oritavancin assets.
     Upon the closing of a next round of third-party financing resulting in gross proceeds (exclusive of amounts related to converted debt) of at least $10,000, the principal amount of the InterMune Convertible Note would automatically decrease by $3,000 to $10,000, unless this third-party financing occurred after the occurrence of the two milestones described below, in which case no downward adjustment to the principal amount of the InterMune Convertible Note would have occurred.
     Upon the Company’s receipt of authorization from the FDA to conduct clinical trials (the “First Milestone”), if a qualified third-party financing had occurred, then the principal amount of the InterMune Convertible Note would have automatically increased by $7,500. Otherwise, upon achieving the First Milestone, the InterMune Convertible Note would have automatically increased by $6,000.
     Additionally, upon the Company’s receipt of FDA authorization to conduct clinical efficacy studies of the product in patients with a specified dose (the “Second Milestone”), if a qualified third-party financing had occurred, the principal amount of the InterMune Convertible Note would have automatically increased by an additional $7,500. Otherwise, upon achieving the Second Milestone, the InterMune Convertible Note would have automatically increased by $6,000.
     The initial balance on the InterMune Convertible Note would automatically convert on the date of the closing of a qualified third-party financing into shares issued in that financing. The number of new shares to be issued upon conversion would be equal to the principal and interest, if any, then outstanding under the InterMune Convertible Note divided by the per share purchase price of the new shares, subject to certain ownership limitations. Subsequent increases in the principal amount of the InterMune Convertible Note would automatically convert into the newly issued shares using the same per share purchase price, subject to certain ownership limitations.
     The Company accounted for the InterMune Convertible Note in accordance with APB No. 14 and used a discounted cash flow model with an incremental borrowing rate of 8% to determine the fair value of the InterMune Convertible Note. At December 23, 2005, the Company determined that the fair value of the InterMune Convertible Note was approximately $8,848. The discount on the InterMune Convertible Note was amortized to interest expense in the consolidated statements of operations through January 31, 2007. The Company has determined that there was no beneficial conversion feature related to the InterMune Convertible Note.
     In January 2007, upon the closing of the Company’s Series C financing, the outstanding principal under the InterMune Convertible Note was reduced to $10,000 and converted into 956,794 shares of Series C-1 Convertible Preferred Stock (see Note 12). Accordingly, the carrying value of the InterMune Convertible Note at the conversion date was increased from approximately $9,571 to approximately $10,000, with an approximately $429 charge to interest expense and the Company recorded an approximately $10,000 credit to Series C-1 Convertible Preferred Stock. Also in January 2007, the Company achieved the First Milestone causing the outstanding principal under the InterMune Convertible Note to automatically be increased by $7,500, which was then immediately converted into 358,797 shares of Series C-2 Convertible Preferred Stock and 358,798 shares of Series C-3 Convertible Preferred Stock. Accordingly, the Company recorded $7,500 as an additional acquired in-process research and development expense. In

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
conjunction with the conversion of the InterMune Convertible Note and the achievement of the First Milestone, the Company issued warrants to purchase a total of 82,955 shares of Series C-1 Convertible Preferred Stock to InterMune.
     On September 10, 2007, the Company achieved the Second Milestone under the InterMune Convertible Note and promptly increased the outstanding principal balance on the InterMune Convertible Note by $7,500. In accordance with its terms, the InterMune Convertible Note automatically converted into 358,798 shares of the Company’s Series C-2 Convertible Preferred Stock and 358,797 shares of the Company’s Series C-3 Convertible Preferred Stock. The Company also issued to InterMune a warrant to purchase 35,553 shares of Series C-1 Convertible Preferred Stock at an exercise price of $13.06 per share. Accordingly, the Company recorded approximately $7,652 as an additional acquired in-process research and development expense, which amount represents the fair value as determined by the Company of the securities issued to InterMune upon achievement of the Second Milestone. Upon the Company’s achievement of the Second Milestone and the issuance to InterMune of the securities described above, the InterMune Convertible Note was extinguished.
     Approximately $60 and $708 of interest expense for the years ended December 31, 2007 and 2006, respectively, was attributable to the amortization of the debt discount on the InterMune Convertible Note.
     There was no outstanding balance on or remaining obligations under the InterMune Convertible Note at December 31, 2008 and 2007.
Convertible Debentures
     On December 7, 2006 and December 19, 2006, the Company sold a total of $14,028 of convertible debentures (the “Convertible Debentures”) to existing investors in a bridge financing. The Convertible Debentures bore interest at an 8% annual rate and were to mature on June 30, 2007. The Convertible Debentures provided that they would automatically convert into equity securities to be issued by the Company during the next round of third-party financing in which the Company receives gross proceeds of at least $25,000. At the option of the holders, if a new round of third-party financing were not to have occurred by March 31, 2007, the Convertible Debentures, plus accrued interest, would have been convertible into newly created shares of Series B-2 Convertible Redeemable Preferred Stock at a price equal to the lesser of (a) 75% of the issue price received for any class or series of the Company in connection with the last equity financing completed by the Company prior to the date upon which the Convertible Debentures were converted; and (b) $123.00 per share. If no such shares of Series B-2 Convertible Redeemable Preferred Stock then existed, the conversion would have been into shares of Series B Redeemable Convertible Preferred Stock. At December 31, 2006, the Convertible Debentures, plus accrued interest, were convertible into 114,601 shares of Series B Redeemable Convertible Preferred Stock.
     The Convertible Debentures, plus accrued interest, automatically converted into 16,215 shares of Series C-1 Convertible Preferred Stock, 671,091 shares of Series C-2 Convertible Preferred Stock and 671,091 shares of Series C-3 Convertible Preferred Stock on January 31, 2007 (see Note 12) upon the closing of the Company’s Series C financing. Holders of the Convertible Debentures converted their notes at the Series C price of $10.45157 per share. As a result of the conversion of the Convertible Debentures, approximately $7,026 of unamortized beneficial conversion feature was reversed and charged to additional paid-in capital.
     The Convertible Debentures were accounted for in accordance with the provisions of APB No. 14, EITF 98-5 and EITF 00-27, and the Company recorded approximately $8,724 of the proceeds of the Convertible Debentures as a beneficial conversion feature. This amount represents the difference between the conversion price of the Convertible Debentures and the underlying value of the Series B Redeemable Convertible Preferred Stock issuable upon conversion of the Convertible Debentures. The beneficial conversion feature was amortized as debt discount over the term of the Convertible Debentures through January 31, 2007 and was recorded as interest expense in the consolidated statements of operations.
     Approximately $912 and $791 of interest expense for the years ended December 31, 2007 and 2006, respectively, was attributable to the amortization of the beneficial conversion feature.
GE Capital Term Note
     On September 24, 2007, the Company entered into a $20,000 credit facility with GE Business Financial Services Inc. (formerly known as Merrill Lynch Business Financial Services Inc.) and two other lenders. In connection with this credit facility, on September 24, 2007, the Company issued to GE Capital and the two other lenders term notes in the aggregate principal amount of $20,000 (referred to collectively as the “GE Term Note”). Interest on the borrowings under the GE Term Note is at an annual rate of 11.14%. The Company may have to pay an additional 5% in excess of this rate if the Company is in default under the terms of the agreements governing the GE Term Note. The Company is obligated to make interest- only payments through February 2008, followed by 36 equal monthly payments of principal plus accrued interest on the outstanding balance under the GE Term Note. In

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
addition to the interest payable under the GE Term Note, the Company is obligated to pay an exit fee of 4.0% of the original amount borrowed (or $800) at the time of the final payment of the outstanding principal. This amount is being amortized to interest expense over the term of the GE Term Note. In addition, if the Company prepays any portion of the principal outstanding under the GE Term Note, the Company is obligated to pay a prepayment fee based on the amount prepaid equal to 3% in the first year, 2% in the second year, 1% in the third year and 0% thereafter.
     The GE Term Note is secured by all or substantially all of the Company’s assets, excluding its intellectual property. The GE Term Note also contains certain restrictive covenants, including the need for the Company to receive the prior written consent of GE Capital to enter into acquisitions with an aggregate amount in excess of $500 or to incur purchase money debt in excess of $250.
     The GE Term Note provides that an event or circumstance that has or could reasonably be expected to result in a “Material Adverse Effect” that occurs and continues for ten days is considered a default under the note. The GE Term Note defines a “Material Adverse Effect” to mean a material adverse change with respect to (i) the condition (financial or otherwise), operations, business, properties or prospects of the Company; (ii) the rights and remedies of the lenders under the GE Term Note or the ability of the Company to perform any of its obligations under the GE Term Note or any related documents or agreements; (iii) the legality, validity or enforceability of the GE Term Note or any related document or agreement; (iv) the existence, perfection or priority of any security interest granted in the GE Term Note; or (v) the value of any material intellectual property or material collateral securing the GE Term Note. The GE Term Note further provides, however, that a “Material Adverse Effect” does not include a request by the FDA requiring the Company to run an additional clinical trial for oritavancin. Due to the material adverse change with respect to the financial condition, operations, business and prospects of the Company that occurred on December 8, 2008, after the receipt of a Complete Response Letter from the FDA regarding the Company’s NDA for oritavancin, and which continued through December 31, 2008, the Company has classified all remaining principal payments, payments for the exit fee, and discount related to the warrants (discussed below) as current liabilities at December 31, 2008.
     On February 25, 2009, the Company paid approximately $14,500 in prepayment of all amounts (principal, interest and fees) outstanding under the GE Term Note. The payment of approximately $14,500 included approximately $1,100 in prepayment and exit fees. In connection with the prepayment, the parties agreed to terminate the GE Term Note, as well as other related debt documents.
     In connection with the GE Term Note, the Company issued warrants to purchase a total of 45,942 shares of the Company’s Series C-1 Convertible Preferred Stock at an exercise price of $13.06 per share to Merrill Lynch Capital and the two other lenders. The warrants are exercisable until October 15, 2012. The Company recorded the fair value of the warrants of approximately $253 as a discount to the GE Term Note and is amortizing the discount to interest expense over the term of the GE Term Note using the effective yield method. The fair value of the warrants issued to Merrill Lynch Capital and the two other lenders was calculated using the Black-Scholes option pricing model with the following assumptions: fair value of Series C-1 Convertible Preferred Stock of $9.43 per share, weighted average volatility factor of 62.2%, a weighted average risk-free interest rate of 4.38%, no dividend yield and a contractual life of 7 years.
Deferred Financing Costs
     The Company paid approximately $113 and $420 in financing costs in connection with the issuance of the Convertible Debentures and the GE Term Note in years ended December 31, 2007 and 2006, respectively. These expenses have been deferred and are included in deferred financing costs on the December 31, 2007 consolidated balance sheet and other current assets on the December 31, 2008 consolidated balance sheet. These deferred financing costs are being expensed over the terms of the respective debt. The Company recognized $33, $347, $326 and $712 of interest expense related to the amortization of the deferred financing costs during the years ended December 31, 2008, 2007 and 2006 and for the period from May 20, 1997 (date of inception) to December 31, 2008, respectively.
     On February 25, 2009, in conjunction with the prepayment of all amounts outstanding under the GE Term Note, the Company expensed the remaining deferred financing costs of approximately $67.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
9. Note Payable
     In April 2004, the Company executed a loan agreement with Investissement Québec (“IQ”) under the Biolevier program for a loan facility of approximately $6,900 (CAN$8,000) (the “IQ Loan Facility”). As of December 31, 2006, the full IQ Loan Facility was drawn. As noted below, the loan and accrued interest were repaid in full on September 24, 2007. Interest expense on the IQ Loan Facility was $573, $681 and $1,655 for the years ended December 31, 2007 and 2006 and for the period from May 20, 1997 (date of inception) to December 31, 2008, respectively. All interest expense related to the IQ Loan Facility was capitalized as part of the IQ Loan Facility.
     The significant terms and conditions of the IQ Loan Facility were as follows:
i.	The loan was repayable annually at a rate of 25% of net income per year over a period not exceeding ten years from the date of the first disbursement, which was August 19, 2004.

ii.	No capital or interest was repayable for the first three years after the initial disbursement.

iii.	Interest was at IQ’s own prime rate plus 1.5% (9.0% at December 31, 2006).

iv.	The IQ Loan Facility was collateralized by a first ranking hypothec (or security interest) of approximately $9,400 (CAN$11,000) and additional hypothec of approximately $1,900 (CAN$2,200) on all current and future assets of the Company, including property and equipment and intellectual property, but excluding all the oritavancin assets acquired from InterMune in December 2005 under the Asset Purchase Agreement.

v.	As part of the IQ Loan Facility, the Company granted IQ warrants to purchase up to 6,837 shares of Series B Redeemable Convertible Preferred Stock (on an as-if exchanged basis), exercisable for the period from the date of the first disbursement of the funds up to the first anniversary date of the final reimbursement of the IQ Loan Facility, at an exercise price of CAN$234.00 per share. IQ was entitled to receive additional warrants if the Company were to declare a dividend on the Series B Redeemable Convertible Preferred Stock, and subsequent to January 31, 2007, on the Series B Convertible Preferred Stock, and such dividend was paid in shares of the Company’s capital stock. At December 31, 2006, IQ was entitled to receive warrants for the purchase of 1,036 additional shares of Series B Redeemable Convertible Preferred Stock as it relates to the accretion of dividends on the warrants. On September 24, 2007, the date the outstanding balance on the IQ Loan Facility was paid, IQ was entitled to receive warrants for the purchase of 1,363 additional shares of Series B Convertible Preferred Stock as it relates to the January 2007 payment of the accrued stock dividend on the outstanding shares of the Company’s Series B Convertible Preferred Stock (see Note 11).
     The Company recorded the fair value of the warrants of $694 as a discount to the IQ Loan Facility and was amortizing the discount to interest expense over the ten-year term of the IQ Loan Facility using the straight-line method until the timing and amount of capital repayments were known, at which time the Company would apply the effective yield method. As the warrants were originally issued for the purchase of shares of Series B Redeemable Convertible Preferred Stock, the offsetting credit was recorded as warrants to purchase shares subject to redemption in long-term liabilities in accordance with SFAS No. 150 (“SFAS No. 150”), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity and FASB Staff Position No. 150-5 (“FSP 150-5”) Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that Are Redeemable. The fair value of the warrant issued to IQ was calculated using the Black-Scholes option pricing model with the following assumptions: fair value of Series B Redeemable Convertible Preferred Stock of $1.33 per share, weighted average volatility factor of 35.0%, a weighted average risk-free interest rate of 4.25%, no dividend yield and a contractual life of 10.0 years. The warrants are revalued each reporting period, with the resulting change in fair value recorded in interest expense. At December 31, 2005, the fair value of the warrant issued to IQ was calculated using the Black-Scholes option pricing model with the following assumptions: fair value of Series B Redeemable Convertible Preferred Stock of $1.33 per share, volatility factor of 33.8%, risk-free interest rate of 4.39%, no dividend yield and a remaining contractual life of 9.7 years. At December 31, 2006, the fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: fair value of Series B Redeemable Convertible Preferred Stock of $1.33 per share, volatility factor of 67.2%, risk-free interest rate of 4.52%, no dividend yield and a remaining contractual life of 8.7 years.
     In accordance with the terms of the IQ Loan Facility, on May 11, 2004 the Company modified the rights, privileges, restrictions and terms of the Series B Redeemable Convertible Preferred Stock so that as long as a balance on the IQ Loan Facility remains outstanding, the Series B Redeemable Convertible Preferred Stock could not be redeemed on or after January 30, 2007 and dividends declared on these Series B Redeemable Convertible Preferred Stock would have to be settled with the issuance of additional shares of Series B Redeemable Convertible Preferred Stock.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     On January 30, 2007, the Company and IQ amended the IQ Loan Facility to change the payment terms so that the Company was required to pay all outstanding principal and accrued interest under the IQ Loan Facility by June 30, 2008.
     Upon the filing of the Company’s Second Amended and Restated Certificate of Incorporation on January 31, 2007, the Series B Redeemable Convertible Preferred Stock was no longer redeemable at the option of the holders of the Series B Redeemable Convertible Preferred Stock and no longer had a cumulative annual dividend (now referred to as the “Series B Convertible Preferred Stock”; see Note 12). The warrant issued to IQ was therefore classified as a long-term liability as IQ, after exercising the warrant, had the option of requiring the Company to repurchase the Series B Convertible Preferred Stock issued as a result of the exercise of the warrant at the Series B Convertible Preferred Stock fair value as defined in the IQ Loan Facility. After completion of the Company’s initial public offering in October 2007, IQ no longer has the option of requiring the Company to repurchase the shares.
     On September 24, 2007, the Company used approximately $9,964 of the proceeds from the MLC Term Note to pay off the outstanding balance under the IQ Loan Facility. As a result of the repayment of the IQ Loan Facility, the Company wrote-off and recorded as interest expense $545 of deferred financing costs related to the IQ Loan Facility. Additionally, the Company issued to IQ a warrant to purchase 8,200 shares of its Series B Convertible Preferred Stock in replacement of a like warrant originally issued to IQ by Targanta Québec in April 2004 for 6,837 Class B Preferred Exchangeable Shares of Targanta Québec, plus an additional 1,363 Class B Preferred Exchangeable Shares of Targanta Québec resulting from the January 2007 payment of the accrued stock dividend on the outstanding shares of the Company’s Series B Convertible Preferred Stock.
     On September 24, 2007, upon the cancellation of the warrant originally issued to IQ by Targanta Québec, the Company wrote-off the remaining fair value of the warrant and recorded a credit to interest expense in the amount of $714. Additionally, the Company recorded the fair value of the warrant to purchase Series B Convertible Preferred Stock issued on September 24, 2007 of $412 as warrants to purchase shares subject to redemption in current liabilities in accordance with SFAS No. 150 and FSP 150-5 and the offsetting debit was recorded as interest expense. The fair value of the warrant issued on September 24, 2007 was calculated using the Black-Scholes option pricing model with the following assumptions: fair value of Series B Redeemable Convertible Preferred Stock of CAN$195.12 per share, weighted average volatility factor of 62.2%, a weighted average risk-free interest rate of 3.99%, no dividend yield and a contractual life of one year. Effective as of the pricing of the Company’s initial public offering on October 9, 2007, the Company was no longer obligated to redeem the shares issuable under the IQ warrant. As a result, the warrant was revalued using the Black-Scholes option pricing model with the following assumptions: fair value of common stock of $10.00 per share, volatility factor of 67.9%, risk-free interest rate of 4.07%, no dividend yield and a remaining contractual life of 0.96 years. The change in the fair value of the warrant of approximately $276 was recorded as a credit to interest expense and the fair value of the warrant of approximately $143 was reclassified to additional paid-in capital. At December 31, 2007, after the completion of the Company’s initial public offering, IQ’s warrant was converted into a warrant for the purchase of a total of 105,678 shares of the Company’s common stock at an exercise price of CAN$15.14 per share.
     The Company recognized $(244), $403 and $215 of interest expense related to the amortization of the discount to the IQ Loan Facility and the change in fair value of the warrant during the years ended December 31, 2007 and 2006 and the period from May 20, 1997 (date of inception) through December 31, 2008, respectively.
10. Credit Facility
     The Company has an available credit facility of approximately $409 (CAN$500), comprised of a credit line of approximately $229 (CAN$280) and letters of guarantee maturing in March 2009 issued in favor of Société Immobilière Technologique amounting to approximately $180 (CAN$220). The credit line bears interest at a Canadian chartered bank’s prime rate. The credit facility is collateralized by a moveable first ranking hypothec on a temporary investment of approximately $409 (CAN$500). As of December 31, 2008 and 2007, no amounts had been drawn against this facility. The prime rate was 3.5% at December 31, 2008 and 6.0% at December 31, 2007.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
11. Redeemable Convertible Preferred Stock
     In January 2002, the Company issued 34,186 shares of Series B Redeemable Convertible Preferred Stock at $147.07 per share for net proceeds of $4,906.
     In February 2003, the Company issued 34,186 shares of Series B Redeemable Convertible Preferred Stock at $154.49 per share for net proceeds of $5,265.
     In December 2005, the Company issued 46,797 shares of Series B Redeemable Convertible Preferred Stock upon the exercise of warrants for net proceeds of $68.
     In December 2005, the Company incurred stock issuance costs related to the reorganization of which $368 was related to the Series B Redeemable Convertible Preferred Stock.
     The Company accrued Canadian Part VI.I tax related to the cumulative dividend on the Series B Redeemable Convertible Preferred Stock. This accrued amount relates to the Part VI.I tax that could be due on dividends and is generally payable by the issuer upon the payment of dividends or on the repurchase of the shares of Series B Redeemable Convertible Preferred Stock at values in excess of their issue price (see Note 15). On payment of this tax, the Company will be entitled to claim a Canadian tax deduction equal to nine-fourths the amount of any Part VI.I taxes actually paid. The benefit of this deduction has not been recorded in the consolidated financial statements. The Company paid the Part VI.I tax in February 2008 (see Note 2).
     The Series B Redeemable Convertible Preferred Stock had the following characteristics:
Voting
     The holders of the Series B Redeemable Convertible Preferred Stock were entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote under the applicable provisions of Delaware General Corporation Law. Each Series B Redeemable Convertible Preferred Stock stockholder was entitled to the number of votes equal to the number of shares of common stock into which the Series B Redeemable Convertible Preferred Stock was convertible at the time of such vote.
Dividends
     The holders of Series B Redeemable Convertible Preferred Stock were entitled to receive per share, in preference and in priority to any declaration and payment of dividends on the shares of all other classes or series of stock, a cumulative annual dividend at a rate of 8% per annum on their original issue price. As long as any balance was outstanding under the IQ Loan Facility, dividends declared on Series B Redeemable Convertible Preferred Stock would be settled only by the issuance of additional Series B Redeemable Convertible Preferred Stock.
     On January 31, 2007, the Company effected a stock dividend as payment for the accumulated dividends on the Series B Redeemable Convertible Preferred Stock, paid by the issuance of 28,691 shares of Series B Redeemable Convertible Preferred Stock.
Liquidation preference
     In the event of any liquidation, dissolution, or winding up of the affairs of the Company, the holders of the then-outstanding Series B Redeemable Convertible Preferred Stock were entitled to a liquidation preference equal to $199.50 per share, plus any accrued and unpaid dividends thereon.
Conversion
     Each share of the Series B Redeemable Convertible Preferred Stock was convertible, at the option of the holder, at any time after the date of issuance of such share into such number of shares of common stock as was determined by dividing (a) the sum of the original issue price in effect for the Series B Redeemable Convertible Preferred Stock by (b) the conversion price then in effect for Series B Redeemable Convertible Preferred Stock. The conversion of the Series B Redeemable Convertible Preferred Stock would be on an adjusted basis to account for unpaid cumulative dividends and was subject to a weighted average anti-dilution adjustment. Upon the closing of a qualified initial public offering, the shares of the Series B Redeemable Convertible Preferred Stock then outstanding would automatically convert into shares of the Company’s common stock on a one-to-one basis, subject to adjustment for unpaid cumulative dividends and a weighted average anti-dilution adjustment (see Note 12).

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
Redemption
     Shares of the Series B Redeemable Convertible Preferred Stock were redeemable on or after December 22, 2008, at the option of the holders, if requested by holders of at least 60% of the then outstanding shares of Series B Redeemable Convertible Preferred Stock, at a price per share equal to the greater of (i) $199.50 per share, plus accrued but unpaid dividends or (ii) 110% of the fair market value, on an as-if-converted to Common Stock basis, of such share.
     On January 31, 2007, the Company filed its Second Amended and Restated Certificate of Incorporation whereby the Series B Redeemable Convertible Preferred Stock was no longer redeemable at the option of the holders of the Series B Redeemable Convertible Preferred Stock and no longer had a cumulative annual dividend.
12. Stockholders’ Equity (Deficit)
Convertible Preferred Stock
     In December 1997, the Company issued 15,643 shares of Series A Convertible Preferred Stock at $101.12 per share for net proceeds of $1,542.
     In December 2005, the Company incurred stock issuance costs related to the reorganization of which $84 was related to the Series A Convertible Preferred Stock.
     Upon filing of the Company’s Second Amended and Restated Certificate of Incorporation on January 31, 2007, the Series B Redeemable Convertible Preferred Stock was automatically converted into Series B Convertible Preferred Stock.
     On January 31 and February 16, 2007, upon receipt of net proceeds of approximately $57,825 (including the reinvestment of repaid Convertible Notes in the amount of approximately $2,177, including principal and accrued interest) and the conversion of (a) approximately $10,667 of principal and accrued interest on outstanding Convertible Notes issued by the Company in October and December 2005, as amended; (b) the outstanding balance on the InterMune Convertible Note (which amount was reduced from $13,000 to $10,000 contemporaneously with this transaction); and (c) approximately $14,192 of principal and accrued interest on outstanding Convertible Debentures issued by the Company in December 2006, the Company issued (on an as-if exchanged basis) an aggregate of 2,361,017 shares of Series C-1 Convertible Preferred Stock, 722,374 shares of Series C-2 Convertible Preferred Stock, and 5,975,176 shares of Series C-3 Convertible Preferred Stock.
     In January 2007, the Company achieved the First Milestone under the InterMune Convertible Note and promptly increased the outstanding principal balance on the InterMune Convertible Note by $7,500. Thereafter, in early February 2007, the Company converted the increased balance under that note into 358,797 shares of Series C-2 Convertible Preferred Stock and 358,798 shares of Series C-3 Convertible Preferred Stock.
     In connection with the Series C financing and the Company’s achievement of the First Milestone under the InterMune Convertible Note, the Company also issued warrants (on an as-if exchanged basis) to purchase up to 484,354 shares of Series C-1 Convertible Preferred Stock (the “Series C Warrants”). The exercise price of the Series C Warrants is $13.06 per share and the Series C Warrants are exercisable until October 15, 2012. The Company also issued warrants to purchase up to 37,313 shares of common stock (the “Common Stock Warrants”). The exercise price of the Common Stock Warrants is $8.36 per share and the Common Stock Warrants are exercisable until October 15, 2012.
     On September 10, 2007, the Company achieved the Second Milestone under the InterMune Convertible Note and promptly increased the outstanding principal balance on the InterMune Convertible Note by $7,500. The Company immediately converted the increased balance under that note into 358,798 shares of Series C-2 Convertible Preferred Stock and 358,797 shares of Series C-3 Convertible Preferred Stock. The Company also issued to InterMune a Series C Warrant for the purchase of 35,553 shares of Series C-1 Convertible Preferred Stock.
     Liquidation preferences for the Convertible Preferred Stock were as follows:
•	First, the holders of shares of Series C-3 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock would be paid an amount equal to the original issue price of $10.45157 per share (subject to adjustment), plus any declared and unpaid dividends thereon. However, as a result of the Company achieving both of the milestones under the InterMune Asset Purchase Agreement, the Series C-3 Convertible Preferred Stock ranked senior to the Series C-2 Convertible Preferred Stock such that the entire Series C-3 Convertible Preferred Stock liquidation preference would be paid in full prior to any payment in respect of the Series C-2 Convertible Preferred Stock. After payments to the holders of Series C-3 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock were made, holders of the outstanding shares of

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
Series C-1 Convertible Preferred Stock would receive an amount per share equal to $10.45157 per share (subject to adjustment), plus any declared and unpaid dividends.

•	After payments were made to the holders of the Series C Convertible Preferred Stock as set forth above, the holders of the outstanding shares of Series B Convertible Preferred Stock would receive an amount per share equal to $199.50 per share (subject to adjustment), plus accrued and unpaid dividends.

•	After payments were made to the holders of the Series C Convertible Preferred Stock and Series B Convertible Preferred Stock as set forth above, holders of all the outstanding shares of the Company’s Series C Convertible Preferred Stock, Series B Convertible Preferred Stock, Series A Convertible Preferred Stock and common stock would share in the balance of any proceeds remaining for distribution on a pro rata, as-if-exchanged and as-if-converted to common stock basis.
     Upon the closing the Company’s initial public offering, the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock were converted into 15,193,975 shares of common stock of the Company. Further, the Series C Warrants (including the warrants issued to GE Capital and the other two lenders) were converted into warrants to purchase 707,296 shares of common stock at an exercise price of $10.45 per share.
     Warrants issued to IQ to purchase 105,678 shares of common stock expired in September 2008.
Common Stock
     On January 31, 2007, the Company’s board of directors and stockholders authorized a 1:150 reverse stock split for all authorized and outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and common stock. On September 24, 2007, the Company’s board of directors authorized a 1.25:1.0 forward stock split, to be paid in the form of a stock dividend, of all authorized and outstanding shares of the Company’s common stock. All share and per share information has been retroactively restated to reflect these stock splits.
     In December 2005, the Company incurred stock issuance costs related to the reorganization of which approximately $109 was related to the common stock. Additionally, as a result of the reorganization in December 2005, the Company allocated approximately $2,644 from the value of the common stock to additional paid-in capital to reflect the par value of the common stock.
     Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and whenever declared by the board of directors, subject to the prior rights of holders of all classes of preferred stock outstanding.
     On October 9, 2007, the SEC declared effective the Company’s Registration Statement on Form S-1, as amended, for the Company’s initial public offering of 5.75 million shares of its common stock (Registration No. 333-142842). The shares of common stock sold by the Company in this initial public offering were sold at a price of $10.00 per share. The net offering proceeds to the Company were approximately $51,148 after deducting underwriting discounts and commissions and offering expenses of approximately $2,327.
     In connection with the Company’s initial public offering discussed above, all of the Exchangeable Shares of the Parent’s two Canadian subsidiaries were exchanged into like shares of the Company’s capital stock. Thereafter, all of the outstanding shares of the Parent’s Convertible Preferred Stock were converted into an aggregate of 15,193,975 shares of common stock. In addition, in connection with the Company’s initial public offering all of the shares of the Company’s Special Voting Stock were extinguished.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     The Company has reserved the following shares of common stock as of December 31, 2008 for the exercise of stock options and warrants:

December 31, 2008
Warrants for the purchase of common stock	744,609
Common stock issuable upon exercise of stock options	4,347,507

5,092,116

13. Stock-Based Compensation
Stock Option Plans
     At December 31, 2008, the Company’s 2005 Stock Option Plan (“2005 Plan”) provided for the grant of options for the purchase of 2,090,934 shares of common stock plus any shares of common stock covered by outstanding options under the Re-Amended and Restated Stock Option Plan of Targanta Québec (“Targanta Québec Plan”) that are forfeited and returned for reissuance under the Targanta Québec Plan, such number not to exceed 3,597 shares of common stock. As a result, at December 31, 2008, the maximum aggregate number of shares of common stock available for issuance under the 2005 Plan was 2,094,531, including 433 shares of common stock which are not available for future grant. As of October 9, 2007, the Company is no longer permitted to make grants under the 2005 Plan or the Targanta Québec Plan but will honor exercises of outstanding options thereunder in accordance with the terms of such options.
     On May 8, 2007, the Compensation Committee of the Company’s board of directors granted options to the Company’s officers and employees and certain non-employee directors to purchase a total of 2,214,808 shares of the Company’s common stock at an exercise price of $4.00 per share. This grant consisted of new awards for a total of 2,162,785 shares of common stock and replacement awards for a total of 52,023 shares of common stock. All of these options were granted pursuant to the terms and conditions of the Company’s 2005 Plan. These options generally vest quarterly over four years, subject to acceleration of all unvested options if the employment of the option holder is terminated for any reason in the two years following a change of control. In the case of certain long-time employees, both new and replacement option grants vest quarterly in arrears over four years with an initial vesting date of April 1, 2006. A total of 52,023 options to purchase shares of the Company’s common stock with exercise prices that ranged from $28.80 to $56.40 were cancelled upon acceptance of the replacement options.
     For the 52,023 options where the Company granted a new option in exchange for the cancellation and replacement of old options, the Company applied the guidance included in SFAS No. 123(R) for a modification of the terms of the cancelled option. The Company measured the incremental compensation cost as the excess of the fair value of the replacement award over the fair value of the cancelled award at the cancellation date in accordance with paragraph 51 of SFAS No. 123(R). The total compensation cost measured at the date of the cancellation and replacement is the portion of the grant-date fair value of the original award for which the requisite service is expected to be rendered at that date plus the incremental cost resulting from the cancellation and replacement. As such, the Company expects to record approximately $222 of stock-based compensation expense over the remaining service period of the replacement awards.
     The Company’s 2007 Stock Option and Incentive Plan (“2007 Plan”) became effective as of the pricing of the Company’s initial public offering on October 9, 2007. The 2007 Plan permits the Company to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards and cash-based awards. The Company initially reserved 1,258,138 shares of its common stock for the issuance of awards under the 2007 Plan, such number subject to adjustment in the event of a stock split, stock dividend or other change in the Company’s capitalization. The 2007 Plan permits the Company to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards and cash-based awards. The number of shares available for future grant under the 2007 Plan may be increased each year by an amount determined by the Company’s board of directors not to exceed 3.5% of all shares of the Company’s capital stock outstanding on December 31st of each preceding year. Accordingly, on February 6, 2008, the Company’s board of directors increased the aggregate number of shares available for grant under the 2007 Plan by 733,921. Generally, shares that are forfeited or canceled from awards under the 2007 Plan also will be available for future awards. In addition, awards that are returned to the Company’s 2005 Plan as a result of their expiration, cancellation, termination or repurchase are automatically made available for issuance under the 2007 Plan. At December 31, 2008, the Company’s 2007 Plan provided for the grant of options for the purchase of 2,275,468 shares of common stock.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     The 2007 Plan is administered by the Company’s compensation committee, or another committee of at least two independent, non-employee directors. The administrator of the 2007 Plan has full power and authority to select the participants to whom awards will be granted, to grant any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Plan.
     All full-time and part-time officers and other employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to participate in the 2007 Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the 2007 Plan. For example, no more than 3,249,400 shares of stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one-calendar-year period under the 2007 Plan.
     The exercise price of stock options awarded under the 2007 Plan may not be less than the fair market value of the Company’s common stock on the date of the option grant and the term of each option may not exceed ten years from the date of grant. The administrator of the 2007 Plan will determine at what time or times each option may be exercised and, subject to the provisions of the 2007 Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.
     Effective February 25, 2009, as a result of the acquisition of the Company by The Medicines Company (see Note 19), The Medicines Company agreed to assume the Targanta Québec Plan and 2007 Plan and all options to purchase shares of the Company’s common stock issued under the Targanta Québec Plan and 2007 Plan outstanding as of immediately prior to the effective time of the merger. In accordance with the terms of the merger agreement, each assumed option became an option to acquire the offer consideration that the option holder would have been entitled to receive had such option holder exercised the assumed option in full immediately prior to the effective time of the merger. No shares of the Company or The Medicines Company will be issuable upon exercise of the assumed options. Each assumed option is otherwise on the same terms and conditions, including the per share exercise price, as were applicable to the assumed option immediately prior to the effective time of the merger, subject to any accelerated vesting as a result of the merger to the extent provided by the terms of the Targanta Québec Plan and 2007 Plan or of any applicable employment agreements or option agreements. The Company requested that holders of options outstanding under the Company’s Targanta Québec Plan and 2007 Plan voluntarily forfeit their outstanding options.
     Effective February 25, 2009, in accordance with the terms of the 2005 Plan, the Company’s board of directors accelerated to be fully vested immediately prior to the effective time and contingent on the consummation of the merger all outstanding stock options issued under the 2005 Plan. To the extent those options were not exercised prior to the closing of the merger, they were terminated immediately prior to the effective time of the merger without the payment of any consideration. The 2005 Plan terminated upon consummation of the merger.
     The Company adopted SFAS No. 123(R) effective January 1, 2006. In connection with the adoption of SFAS No. 123(R), the Company reassessed the valuation methodology for stock options and the related input assumptions. The assessment of the valuation methodology resulted in the continued use of the Black-Scholes model. Since the company completed its initial public offering in October 2007, it did not have relevant historical data as a publicly traded company to evaluate its expected term and volatility. As such, the Company analyzes the expected term and volatility of several peer companies to support the assumptions it uses in its fair value calculations. The Company averages the volatilities and expected terms of the peer companies with sufficient trading history, similar vesting terms and similar in-the-money option status to generate the assumptions detailed below.
     The following table summarizes the weighted-average assumptions the Company used in its grant date fair value calculations under SFAS No. 123(R):

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
Risk-free interest rate	2.97%	4.48%	4.68%
Expected dividend yield	None	None	None
Expected option term	4.97 years	5.4 years	5.3 years
Volatility	55.8%	64.2%	67.2%
     SFAS No. 123(R) requires the application of an estimated forfeiture rate to current period expense to recognize compensation expense only for those awards expected to vest. The Company estimates forfeitures based upon comparable companies’ data and adjusts its estimate of forfeitures if actual forfeitures differ, or are expected to differ from the Company’s estimates. Subsequent

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of stock-based compensation expense in future periods.
     The weighted average grant date fair value of options granted during the years ended December 31, 2008, 2007 and 2006 was $3.82, $2.51, and $1.20, respectively, based on the assumptions in the Black-Scholes valuation model discussed above.
     As of December 31, 2008, there was $2,555 of unrecognized stock-based compensation costs. These costs are expected to be recognized over a weighted average period of 2.44 years.
     For the years ended December 31, 2008, 2007 and 2006, and the period from May 20, 1997 (date of inception) to December 31, 2008, the total stock-based compensation expense in connection with stock options issued and outstanding amounted to:

				For the Period
				from
				May 20, 1997
				(date of inception)
	Year Ended	Year Ended	Year Ended	through
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2008
Stock-based compensation	$2,684	$2,237	$348	$6,362
     A summary of the status of the Company’s stock option plans at December 31, 2008 and changes during the year then ended is presented in the table below:

			Weighted
		Weighted	Average
	Shares of	Average	Remaining
	Common Stock	Exercise	Contractual	Aggregate
	Attributable to	Price of	Term	Intrinsic
	Options	Options	(in years)	Value
Outstanding at December 31, 2007	2,538,155	$4.44
Granted	1,654,550	7.73
Exercised	(22,059)	4.03
Cancelled	(780,108)	5.97

Outstanding at December 31, 2008	3,390,538	$5.70	7.80	$—

Vested or expected to vest at December 31, 2008	2,668,932	$5.02	7.42	$—

Exercisable at December 31, 2008	1,682,973	$4.95	6.72	$—

     The intrinsic value of options exercised during the fiscal year ended December 31, 2008 was $57. No options were exercised in the years ended December 31, 2007 and 2006.
14. Employee Benefits
     The Company established a 401(k) savings plan in 2007, in which substantially all of its permanent employees are eligible to participate. The Company makes matching contributions according to the 401(k) savings plan’s matching formula. The matching contributions vest immediately. Participant contributions vest immediately. The Company made $388 and $59 in contributions in the years ended December 31, 2008 and 2007, respectively.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
15. Income taxes
     The components of loss before income tax benefit are as follows:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
Loss before income tax benefit (expense):

United States	$(54,298)	$(47,905)	$(14,686)

Canada	(5,434)	(15,813)	(15,024)

Other	(377)	—	—

Total loss before income tax benefit (expense)	(60,109)	(63,718)	(29,710)

Income tax benefit (expense):

United States	(30)	—	—

Canada	267	371	(431)

Other	—	—	—

Total income tax benefit (expense)	237	371	(431)

Net loss	$(59,872)	$(63,347)	$(30,141)

     Since the Company has incurred net losses since inception, no provision for income taxes has been recorded except for the Canadian Part VI. I income tax and recovery of Canadian federal and provincial investment tax credits. Tax credits are treated as a reduction of income tax expense in the year in which they become recoverable (see Note 16). At December 31, 2008, the Company has United States federal net operating loss carryforwards, subject to the loss limitation rules of Internal Revenue Code Section 382 associated with a change in ownership or control, of approximately $79,532 available to reduce future taxable income, which expire at various dates beginning in 2026 through 2029. The Company also has federal research and development tax credit carryforwards of approximately $1,687 available to reduce future tax liabilities and which expire at various dates beginning in 2026 through 2029. At December 31, 2008, the Company has state net operating loss carryforwards of approximately $80,686 available to reduce state future taxable income, which expire at various dates beginning 2012 through 2015. The Company also has state research and development tax credit carryforwards of approximately $504 available to reduce future tax liabilities, which expire at various dates beginning in 2016 through 2019. Under the provisions of the Internal Revenue Code Section 382, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards and research and development credit carryforwards that could be utilized annually to offset future taxable income and taxes payable.
     At December 31, 2008, the Company has Canadian federal and provincial net operating loss carryforwards of approximately $27,826 and $21,464, respectively, which expire at various dates beginning in 2008 through 2019. The Company has Canadian research and development expenditures of approximately $15,752 which have not been deducted for Canadian federal income tax purposes and approximately $26,380 for Canadian provincial tax purposes. These expenditures are available to reduce future taxable income and have an unlimited carryforward period.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     Should the Company undergo an ownership change, utilization of its carryforwards may be limited. Due to the reorganization that took place on December 23, 2005, the Company’s subsidiary, Targanta Québec, has undergone an acquisition of control for Canadian tax purposes that restricts its ability to utilize unclaimed loss carryforwards, scientific research and development expenditures and investment tax credit carryforwards. In addition, the acquisition of control resulted in an advancement by one year in the date of expiry of all tax loss carryforwards and investment tax credits.
     No portion of the Company’s net operating loss carryforwards are associated with deductible stock option exercises.
     Components of the deferred tax asset and deferred tax liability are approximately as follows:

	December 31,
	2008	2007
Long-term deferred tax assets:

Net operating loss carryforwards	38,828	30,760

Research and development tax credits	3,994	2,998

Financing and share issue costs	112	237

Stock-based compensation	1,108	529

Foreign exchange gains (losses)	668	253

Accruals and other	709	43

Property, equipment and intangible assets	11,858	6,023

Capitalized research and development costs	5,536	5,991

Total long-term deferred tax assets	62,813	46,834

Valuation allowance	(62,813)	(46,834)

Net deferred tax liabilities	$—	$—

     As required by SFAS No. 109, management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards, research and experimentation credit carryforwards, capitalized start-up expenditures and research and development expenditures amortizable over sixty months on a straight-line basis. Management has determined at this time that it is more likely than not that the Company will not recognize the benefits of its federal and state deferred tax assets and, as a result, a valuation allowance of approximately $62,813 and $46,834 has been established at December 31, 2008 and 2007, respectively. The net change in the total valuation allowance for the years ended December 31, 2008 and 2007 was an increase of $15,979 and $27,353, respectively.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
Income tax computed at federal statutory rate	(34.00)%	(34.00)%	(34.00)%

State income taxes, net of federal benefit	(4.44)%	(4.82)%	(5.94)%

Change in valuation allowance	30.22%	40.32%	18.83%

Permanent differences	1.63%	0.85%	15.65%

Foreign tax rates differential	7.68%	3.53%	3.98%

Research and development tax credits	(1.67)%	(2.06)%	(1.29)%

Purchased intangibles	(0.00)%	(1.87)%	—%

Loss carryforwards expired	0.68%	0.48%	1.48%

Other	0.04%	0.23%	—%

Part VI. I income tax	(0.53)%	(3.24)%	2.74%

Effective tax rate	(0.39)%	(0.58)%	1.45%

     The Company adopted FIN 48 on January 1, 2007. FIN 48 had no effect on the Company’s consolidated financial position and results of operations. Additionally, as a result of the adoption of FIN 48, the Company did not record an adjustment to the January 1, 2007 balance of retained earnings and did not record any reserve for unrecognized tax benefits in 2007. The Company has not, as yet, conducted a study of its research and development credit carryforwards. This study may result in an adjustment to the Company’s research and development credit carryforwards; however, until a study is completed and any adjustment is known, no amounts are being presented as an uncertain tax position under FIN 48. A full valuation allowance has been provided against the Company’s research and development credits and, if an adjustment is required, this adjustment would be offset by an adjustment to the valuation allowance. Thus, there would be no impact to the consolidated balance sheet or statement of operations if an adjustment were required.
16. Investment Tax Credits and Government Assistance
     The Company incurred research and development expenditures that are eligible for Canadian federal and provincial refundable investment tax credits. The investment tax credits are recorded as income tax recovery, amounting to $229, $469, $384 and $8,290 for the years ended December 31, 2008, 2007 and 2006 and for the period from May 20, 1997 (date of inception) to December 31, 2008, respectively.
     In addition, the Company received Canadian government assistance in the amount of $10, $0, $48 and $728 for the years ended December 31, 2008, 2007 and 2006 and for the period from May 20, 1997 (date of inception) to December 31, 2008, respectively. These amounts have been recorded as a reduction of research and development expense.

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
17. Related-party Transactions
     The Company entered into consulting agreements with its founders. The agreements, as amended, required the Company to pay CAN$60 per year for scientific services. These agreements ended in June 2007. The Company recorded research and development expense in the amount of $55, $0 and $586, for the years ended December 31, 2007 and 2006 and for the period from May 20, 1997 (date of inception) to December 31, 2008, respectively, in connection with the agreements.
18. Summary of Quarterly Financial Data (unaudited)
     The following table contains quarterly financial information for 2008 and 2007. The Company believes that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented. The operating results for any quarter are not necessarily indicative of results for any future period.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	(in thousands, except per share data)
2008
Research and development expense(1)	$14,279	$12,859	$7,544	$6,131
General and administrative expense(1)	$3,618	$4,189	$4,828	$5,950
Net loss	$(17,625)	$(17,105)	$(12,657)	$(12,485)
Net loss per share—basic and diluted	$(0.84)	$(0.82)	$(0.60)	$(0.59)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	(in thousands, except per share data)
2007
Research and development expense(2)	$5,439	$9,405	$10,974	$8,830
Acquired in-process research and development expense	$9,500	$—	$7,652	$—
General and administrative expense(2)	$1,935	$2,847	$2,452	$2,601
Net loss	$(18,719)	$(12,129)	$(21,834)	$(10,665)
Net loss per share—basic and diluted	$(749.29)	$(479.78)	$(863.62)	$(0.55)

(1)	Expenses related to stock-based compensation totaled $472, $858, $761, and $593 for the first, second, third, and fourth quarters of 2008, respectively.

(2)	Expenses related to stock-based compensation totaled $19, $1,331, $399, and $488 for the first, second, third, and fourth quarters of 2007, respectively.
19. Subsequent Event
     On February 25, 2009, The Medicines Company completed its acquisition of all of the outstanding shares of common stock of the Company pursuant to the Merger Agreement dated January 12, 2009, among The Medicines Company, the Company and the Purchaser. The Medicines Company’s acquisition of the capital stock of the Company was structured as a two-step transaction, with a tender offer made through the Purchaser for all of the outstanding shares of the Company common stock (the “Offer”) followed by a merger of the Purchaser with and into the Company (the “Merger”), with the Company becoming the surviving corporation and a wholly owned subsidiary of The Medicines Company.
     The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of Tuesday, February 24, 2009. According to American Stock Transfer & Trust Company, the depositary of the Offer, as of the expiration of the initial offering period, a total of approximately 20,577,989 shares of the Company common stock (excluding shares tendered under guaranteed delivery procedures) had been validly tendered pursuant to the Offer and not properly withdrawn, representing approximately 98% of the outstanding shares of the Company. On February 25, 2009, the Purchaser accepted for purchase all shares that were validly tendered and not properly withdrawn. Stockholders who validly tendered and did not properly withdraw their shares will promptly receive the Offer consideration consisting of (1) $2.00 per share of common stock, net to the seller in cash (the “Closing Consideration”), plus (2) the contractual right to receive up to an additional $4.55 per common share in contingent cash payments if specified regulatory and commercial milestones are achieved within agreed upon time periods (the “Contingent Payment Rights”).

Targanta Therapeutics Corporation
(A development-stage company)
Notes to Consolidated Financial Statements — (continued)
(in thousands, except share and per share amounts)
     Each Contingent Payment Right represents the contractual right to receive up to four additional cash payments if the following regulatory and commercial milestones are achieved within the specified time periods:
     • If The Medicines Company obtains approval from the European Medicines Agency (the “EMEA”) for a marketing authorization application for oritavancin on or before December 31, 2013, each holder of a Contingent Payment Right will be entitled to receive a cash payment equal to (i) $1.00 per Contingent Payment Right if such approval is granted on or before December 31, 2009, (ii) $0.75 per Contingent Payment Right if such approval is granted between January 1, 2010 and June 30, 2010 or (iii) $0.50 per Contingent Payment Right if such approval is granted between July 1, 2010 and December 31, 2013.
     • If The Medicines Company obtains final approval from the FDA for a new drug application for oritavancin for the treatment of cSSSI (i) within 40 months after the date the first patient is enrolled in a Phase III clinical trial of cSSSI that is initiated by The Medicines Company after January 12, 2009, the date of the Merger Agreement, and (ii) on or before December 31, 2013, each holder of a Contingent Payment Right will be entitled to receive a cash payment equal to $0.50 per Contingent Payment Right.
     • If The Medicines Company obtains final FDA approval for a new drug application for the use of oritavancin for the treatment of cSSSI administered by a single dose intravenous infusion (i) within 40 months after the date the first patient is enrolled in a Phase III clinical trial of cSSSI that is initiated by The Medicines Company after the date of the Merger Agreement and (ii) on or before December 31, 2013, each holder of a Contingent Payment Right will be entitled to receive a cash payment equal to $0.70 per Contingent Payment Right. This payment may become payable simultaneously with the payment described in the previous bullet above.
     • If aggregate net sales by or on behalf of The Medicines Company or its affiliates, licensees and sublicensees of oritavancin in four consecutive calendar quarters ending on or before December 31, 2021 reach or exceed $400 million, each holder of a Contingent Payment Right will be entitled to receive a cash payment equal to $2.35 per Contingent Payment Right.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The Nasdaq Global Market (“Nasdaq”). Accordingly, on February 25, 2009, at the Company’s request, The NASDAQ Stock Market LLC filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of Company common stock from Nasdaq and the deregistration of the Company common stock under the Exchange Act. In addition, on March 11, 2009, the Company filed with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.